INCORPORATED UNDER THE BRITISH COLUMBIA BUSINESS CORPORATIONS ACT

ASEP MEDICAL HOLDINGS INC.

CERT.9999

CUSIP: 04368A105
ISIN: CA04368A1057

9,000,000,000**
9,000,000,000
****9,000,000,000**
*****9,000,000,000*
******9,000,000,000

THIS CERTIFIES THAT

CERT.9999 * 999999ZZ9 * **9,000,000,000***** * ***9,000,000,000**** * ****9,000,000,000*** * *****9,000,000,000** * ******9,000,000,000* * CA1234567890 * CERT.9999 * * SPECIMEN * * NINE BILLION AND 00/100 * JANUARY 01, 2009 * CERT.9999 * 999999ZZ9 * **9,000,000,000***** * ***9,000,000,000**** * ****9,000,000,000*** * *****9,000,000,000** * ***

IS THE REGISTERED HOLDER OF

CERT.9999 * 999999ZZ9 * **9,000,000,000***** * ***9,000,000,000**** * ****9,000,000,000*** * *****9,000,000,000** * ******9,000,000,000* * CA1234567890 * CERT.9999 * * SPECIMEN * * NINE BILLION AND 00/100 * JANUARY 01, 2009 * CERT.9999 * 999999ZZ9 * **9,000,000,000***** * ***9,000,000,000**** * ****9,000,000,000*** * *****9,000,000,000** * ******9,000,000,000* * CA1234567890 * CERT.9999 * * SPECIMEN * * NINE BILLION AND 00/100 * JANUARY 01, 2009 * CERT

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF

ASEP MEDICAL HOLDINGS INC.

transferable on the books of the Corporation only upon surrender of this certificate properly endorsed.

This certificate is not valid until countersigned by the Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers.

DATED: OCTOBER 17, 2023

CEO

COUNTERSIGNED AND REGISTERED
ODYSSEY TRUST COMPANY
TRANSFER AGENT & REGISTRAR
VANCOUVER
CALGARY

VOID

COO

By: ______________________
Authorized Officer

The shares represented by this certificate are transferable at the offices of Odyssey Trust Company Vancouver, BC and Calgary, AB

Printed by CANADIAN BANK NOTE COMPANY, LIMITED

SECURITY INSTRUCTIONS ON REVERSE   VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

00072045

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM	- as tenants in common
TEN ENT	- as tenants by entireties
JT TEN	- as joint tenants with right of survivorship and not tenants in common
(Name) CUST (Name) UNIF	- (Name) as Custodian for (Name) under the
GIFT MIN ACT (State)	- (State) Uniform Gifts to Minors Act

In the case of an individual assignee, show at least one given name in full

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto

PLEASE INSERT SOCIAL INSURANCE NUMBER,
SOCIAL SECURITY NUMBER OR OTHER
IDENTIFYING NUMBER OF TRANSFEREE

S.I.N./S.S.N. ___-___-___

____

Please print or typewrite name and address (including postal code or zip code, as applicable) of transferee

____

____ securities

registered in the name of the undersigned on the books of the Company named on the face of this certificate and represented hereby, and irrevocably constitutes and appoints a duly authorized officer of the transfer agent and registrar as the attorney of the undersigned to transfer the said securities on the register of transfers and books of the Company with full power of substitution hereunder.

DATED: ____________________ 20____ Signature: ______________________________

NOTICE: The signatures of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatsoever, and must be guaranteed by a Canadian chartered bank or eligible guarantor institution with membership in an approved signature guarantee medallion program.

Signature Guaranteed By:

